Exhibit 10.4

THIS SUPPLEMENTARY AGREEMENT (“Supplementary Agreement”) is made on the 30th day of June 2022

BETWEEN:-

(1)	HAPPY GROUP CREATION LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at 27/F, The Galaxy, 313 Castle Peak Road, Kwai Chung, New Territories, Hong Kong (the “HGC”); AND

(2)	BOXASONE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “BAO”).

WHEREAS:

(A)	The parties entered into the Services Agreement dated 10th September 2021 (“Agreement”).

(B)	The parties agree to amend the Agreement as set out in Schedule 1 in this Supplementary Agreement.

In consideration of the mutual promises the Parties agree as follows:

1.	GENERAL

A.	Save as expressly amended and varied as set out in Schedule 1, the appendix and attachments to the Agreement shall not be altered or otherwise affected and shall remain in full force and effect.

B.	If there is a conflict between the Agreement and this Supplementary Agreement, the terms of this Supplementary Agreement will govern if this Supplementary Agreement expressly references the provisions of the Agreement with which they are inconsistent.

C.	Except as otherwise modified herein, the capitalized terms used in this Supplementary Agreement shall have the meaning specified in the Agreement.

D.	Except as amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect.

- END -

IN WITNESS WHEREOF this Supplementary Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
HAPPY GROUP CREATION LIMITED	)
in the presence of:-)
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)
__________________________	)
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SIGNED BY	)
FOR AND ON BEHALF OF	)
BOXASONE LIMITED	)
in the presence of:-)
)
)
)
)
__________________________	)
)
)

SCHEDULE 1

Part 1 - The Service

BAO shall provide the following services to HGC for the Smart Kiosk Solution:

1.	Proof of Concept
2.	Smart Kiosk Solution – Design and Build
3.	Smart Kiosk Solution Cloud Platform – Customization and Setup
4.	Testing and Commissioning Procedure

Part 2 – Term, Fees and Timeline

1.	Term:	From date of this Agreement to 14 November 2024 (both days inclusive) (the “Initial Term”) unless terminated early pursuant to the terms and conditions of this Agreement.

2.	Fees:

HGC shall pay the Solution Design, Build, Customization and Setup fees totalling HK$5,000,000.

HGC shall further pay the User License Charges totalling HK$3,000,000 for a Minimum Ordering Quantity (MOQ) of 1,500 Facility Units (@HK$2,000 per Facility Unit) covering the right to use the license for the period from 15 November 2021 to 14 November 2024. The User License Charges is subject to review for the fourth year onwards.

After deducting the special discount of 5%, HGC shall pay a fee totalling HK$7,600,000, of which (i) HK$1,000,000 shall be invoiced upon the signing of this Agreement and (ii) HK$6,600,000 shall be invoiced upon satisfactory completion of the Testing and Commissioning.

For the avoidance of doubt, any services performed by BAO not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by HGC in the manner as determined by BAO.

OPTION: HGC can further purchase up to 2,000 additional User Licenses before end 2024 at a discounted charge of HK$1,500 per License.

Item	Service	Estimated Timeline
1	Proof of Concept	During November 2021

2	Smart Kiosk Solution – Design and Build

3	Smart Kiosk Solution Cloud Platform – Customization and Setup

4	Testing and Commissioning and Trial Run	15 November 2021